Exhibit 99

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that they are jointly filing this statement on Schedule 13G. Each of them is responsible for the timely filing of such statement and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of the 8th day of February, 2021.

OEP VI SKNA, L.P.
By: OEP VI SKNA GP, LLC, its general partner

By:	/s/ Paul C. Schorr IV
Name:	Paul C. Schorr IV
Title:	Senior Managing Director

OEP VI GP, Ltd.

By:	/s/ Paul C. Schorr IV
Name:	Paul C. Schorr IV
Title:	Senior Managing Director

OEP VI General Partner, L.P.
By: OEP VI GP, Ltd., its general partner

By:	/s/ Paul C. Schorr IV
Name:	Paul C. Schorr IV
Title:	Senior Managing Director

OEP SKNA GP, LLC

By:	/s/ Paul C. Schorr IV
Name:	Paul C. Schorr IV
Title:	Senior Managing Director